HOME EQUITY ASSET TRUST 2007-1

DERIVED INFORMATION [01/10/07]

[$970,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$980,000,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2007-1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[$970,000,000] (Approximate)

Home Equity Pass-Through Certificates, Series 2007-1

Pricing Information

Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (Fitch/Moody’s/S&P/DBRS)
1-A -1	-	350,000,000	I	Senior/Adj	LIBOR + [ ]%	2.0	AAA / Aaa / AAA / AAA
2-A-1	254,000,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	1.0	AAA / Aaa / AAA / AAA
2-A-2	63,000,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	2.0	AAA / Aaa / AAA / AAA
2-A-3	77,000,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	3.0	AAA / Aaa / AAA / AAA
2-A-4	44,500,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	5.9	AAA / Aaa / AAA / AAA
M-1	38,000,000	-	I & II	Mezzanine/Adj/Sequential	LIBOR + [ ]%	3.8	AA+ / Aa1 / AA+ / AA (high)
M-2	35,000,000	-	I & II	Mezzanine/Adj/Sequential	LIBOR + [ ]%	4.6	AA+ / Aa2 / AA+ / AA
M-3	20,000,000	-	I & II	Mezzanine/Adj/Sequential	LIBOR + [ ]%	6.1	AA / Aa3 / AA / AA
M-4	17,500,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.4	AA- / A1 / AA / AA (low)
M-5	17,500,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	A+ / A2 / A+ / A (high)
M-6	16,000,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	A- / A3 / A / A
M-7	14,500,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.2	BBB+ / Baa1 / A- / A (low)
M-8	10,500,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.2	BBB / Baa2 / BBB+ / BBB (high)
B-1	6,000,000	-	I & II	Subordinate/Adj	LIBOR + [ ]%	4.2	BBB / Baa3 / BBB / BBB
B-2	6,500,000	-	I & II	Subordinate/Adj	LIBOR + [ ]%	4.2	BBB- / Ba1 / BBB- / BBB (low)
Total	620,000,000	350,000,000

Non-Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (Fitch/Moody’s/S&P/DBRS)
B-3	10,000,000	-	I & II	Subordinate/Adj	LIBOR + [ ]%	4.2	BB / Ba2 / BB+ / BB (high)
R (3)	50	-	II	Residual	LIBOR + [ ]%	N/A	AAA / --- / AAA / AAA
P (4)	50	-	I & II	Prepayment Penalties	N/A	N/A	AAA / --- / AAA / AAA
X	-	-	I & II	Subordinate	N/A	N/A	N/A

(1)

100% of the Prospectus Prepayment Curve (“PPC”) for the fixed rate collateral assumes 4.60% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans, which then increases by approximately 1.67% CPR in each of the following 11 months.  In month 12, and thereafter, 100% PPC for the fixed rate collateral assumes 23.00% CPR.  100% PPC for the adjustable rate loans assumes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months.  In month 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR.  In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00% CPR.   The bonds are priced to call at 100% of the PPC and assuming one-month LIBOR and six-month LIBOR are 5.34% and 5.35%, respectively.  The initial class principal balances of the certificates are subject to a variance of no more than plus or minus 5% prior to their issuance.

(2)

The coupons are capped by the applicable Net Funds Cap as described herein.

(3)

Non-economic residual with the tax liabilities of the REMIC.

(4)

The Class P Certificates are entitled to all prepayment penalties that the servicers receive from collections on the mortgage loans.

SUMMARY TERMS

Underwriter:	Credit Suisse Securities (USA) LLC (sole manager).
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Seller and Sponsor:	DLJ Mortgage Capital, Inc.
Servicers:	Select Portfolio Servicing, Inc. (“SPS”) (approximately [75.0% - 80.0%]) and Wells Fargo Bank, N.A. (approximately [20.0% - 25.0%]). Refer to additional information about SPS on page 13 herein.
Trustee:	[U.S. Bank, N.A.].
Swap Provider:	Credit Suisse International (CSi). [‘Aa3’/’P-1’ Moody’s; ‘AA-’/’A-1+’ S&P; ‘AA-‘/’F-1+’ Fitch].
Loss Mitigation Advisor:	Clayton Fixed Income Services Inc. (formerly known as The MurrayHill Company).
Cut-off Date:	On or about January 1, 2007 for the initial Mortgage Loans.
Deal Closing & Investor Settlement Date:	On or about [February 1, 2007].
Distribution Dates:	25th day of each month (or the next succeeding business day), beginning in February 2007.
Accrual Period:

For any class of Offered Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the closing date) and ending on the day immediately preceding the related Distribution Date.

Delay Days:	0 days.
Prospectus Prepayment Speed (“PPC”):

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4.60% CPR in month 1, increasing by approximately 1.67% CPR per month to 23.00% CPR in month 12, and remaining at 23.00% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM PPC”) describes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months.  In month 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR.  In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00% CPR.

Optional Call:	The transaction will have a 10% optional call.
Prefunding Amount:	Approximately [10.0%] - [15.0%].
Capitalized Interest Acct:	Amount to be determined.
Offered Certificates:	The Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1 and Class B-2 Certificates.
ERISA Eligibility:

Subject to the considerations and conditions described in the Prospectus Supplement, it is expected that the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1 and Class B-2 Certificates may be purchased by employee benefit plans that are subject to ERISA.  During the period that the Swap Agreement is outstanding, plan investors will be required to represent that they have available certain exemptions based upon the identity of the plan or the fiduciary making the investment decisions on behalf of the plan.

SMMEA Treatment:	None of the classes will constitute “mortgage related securities” for purposes of SMMEA.
Taxation:	REMIC.
Maximum Pool Balance:	The aggregate of the initial principal balance of the Mortgage Loans plus the Prefunding Amount.
Modification Oversight Agent:	SPS will serve as Modification Oversight Agent for the sole purpose of monitoring and approving servicer loan modifications.
Margin Step-up:

If the optional clean-up call is not exercised, the Certificate margin will be increased by the lesser of 50 basis points and (1) the initial pass-through margin for the Class A certificates; and (2) one-half the initial pass-through margin with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,  Class B-1, Class B-2 and Class B-3 Certificates.

Expense Fee Rate:	The per annum rate at which the servicing, trustee, mortgage insurance (as applicable), and loss mitigation advisor fees accrue.
Pass-through Rate:

The pass-through rate for each Class of Certificates for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of the one-month LIBOR for that Distribution Date plus the related certificate margin and (ii) the applicable Net Funds Cap.

Group 1 Excess Interest Amount:

For any Distribution Date, the product of (a) the amount of Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) in section IV of the payment waterfall and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from Loan Group 1 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 1 Senior Net Funds Cap:

For any Distribution Date and the Class 1-A-1 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 1 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 1 for the immediately preceding Distribution Date, less (b) a fraction, expressed as a percentage, the numerator of which is the product of (i) the sum of the Net Swap Payment made to the Swap Provider, if any, plus certain Swap Termination Payments, if any, and (ii) 12, and the denominator of which is equal to the aggregate collateral balance (the “Net Swap Payment Rate”), multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Group 2 Senior Net Funds Cap:

For any Distribution Date and the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 2 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 2 for the immediately preceding Distribution Date, less (b) Net Swap Payment Rate, multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Subordinate Net Funds Cap:

For any Distribution Date and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, a per annum rate equal to a weighted average of (i) the Group 1 Senior Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such Distribution Date; weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance.

Subordinate Group 1 Balance:

For any Distribution Date will be the aggregate of the Stated Principal Balances of the group 1 mortgage loans as of the first day of the related collection period, plus amounts on deposit in the prefunding account for such date related to loan group 1, less the Principal Balance of the Class 1-A-1 Certificates.

Subordinate Group 2 Balance:

For any Distribution Date will be the aggregate of the Stated Principal Balances of the group 2 mortgage loans as of the first day of the related collection period, plus amounts on deposit in the prefunding account for such date related to loan group 2, less the sum of the Class Principal Balances of the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates.

Basis Risk Carry Forward Amount:

If on any Distribution Date, the Pass-Through Rate for a Class of Offered Certificates is based on the related Net Funds Cap, the excess of (i) the amount of interest such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Funds Cap, up to the related Maximum Interest Rate, over (ii) the amount of interest such Class of Certificates received on such Distribution Date based on the related Net Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and accrued interest thereon at the lesser of (x) the then applicable Pass-Through Rate, without giving effect to the related Net Funds Cap and (y) the Maximum Interest Rate) is the “Basis Risk Carry Forward Amount” on such Class of Certificates.  The “Basis Risk Carry Forward Amount” will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, on a senior basis and from the Monthly Excess Cashflow, if any, on a subordinated basis on the same Distribution Date or in any subsequent period.  The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Maximum Interest Rate:

For the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class R Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (i) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in the related loan group and (ii) the weighted average Net Mortgage Rate of the fixed-rate mortgage loans in the related loan group, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period. For the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (x) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in both loan groups and the (y) weighted average Net Mortgage Rate of the fixed-rate mortgage loans in both loan groups, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the rate at which such loan’s Expense Fee Rate accrues.
Principal and Interest Advancing:

The servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in Prospectus Supplement).

Accrued Certificate Interest:	For each Class of Offered Certificates, on any Distribution Date, shall equal the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance.
Interest Carry Forward Amount:

For each Class of Offered Certificates, on any Distribution Date, shall equal the sum of (i) the excess of (A) the Accrued Certificate Interest for such Class with respect to prior Distribution Dates (excluding any Basis Risk Carry Forward Amount with respect to such Class) over (B) the amount actually distributed to such Class with respect to interest (including amounts attributable to Interest Carry Forward Amounts) on such prior Distribution Dates and (ii) interest on such excess at the Pass-Through Rate for such Class.

Principal Remittance Amount:

The sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee to the extent allocable to principal) and the principal portion of payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, (5) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected during the related Collection Period, to the extent allocable to principal, (6) amounts withdrawn from the swap account (“Swap Account”) up to the amount required to maintain the required overcollateralization amount for such date, and (7) regarding the April 2007 Distribution Date, the amount remaining in the Prefunding Account at the end of the Prefunding Period in respect of that loan group, less the Capitalization Reimbursement Amount for such Distribution Date.

Optimal Interest Remittance Amount:

For any distribution date and loan group, will be equal to the excess of (i) the product of (1) (x) the weighted average mortgage rate less the weighted average servicing fee rate of the mortgage loans in the related loan group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Collateral Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount for that loan group which did not arise as a result of a default or delinquency of the mortgage loans and were not taken into account in computing the Expense Fee rate.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement (Notional Schedule displayed on page 12).  Under the Swap Agreement, (i) the Trust will be obligated to pay to the Swap Provider an amount equal to approximately [5.20%] per annum (30/360 accrual) on the notional amount for the related period (as set forth in the Swap Agreement) and (ii) the Trust will be entitled to receive from the Swap Provider an amount equal to one-month LIBOR (actual/360 accrual) on the notional amount for the related period (as set forth in the Swap Agreement), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).

Generally, the Net Swap Payment will be deposited into a Swap Account by the Swap Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full,

prior to distributions to Certificateholders.

Credit Enhancement:	1. Excess cashflow.
2. Net Swap Payments received from the Swap Provider (if any)
3. Overcollateralization. 4. Subordination (see table below).

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
A	[21.15%]	[21.15%]	[42.30%]
M-1	[17.35%]	[17.35%]	[34.70%]
M-2	[13.85%]	[13.85%]	[27.70%]
M-3	[11.85%]	[11.85%]	[23.70%]
M-4	[10.10%]	[10.10%]	[20.20%]
M-5	[ 8.35%]	[ 8.35%]	[16.70%]
M-6	[ 6.75%]	[ 6.75%]	[13.50%]
M-7	[ 5.30%]	[ 5.30%]	[10.60%]
M-8	[ 4.25%]	[ 4.25%]	[ 8.50%]
B-1	[ 3.65%]	[ 3.65%]	[ 7.30%]
B-2	[ 3.00%]	[ 3.00%]	[ 6.00%]

*    Prior to stepdown date, based on Maximum Pool Balance.

** After stepdown date, based on current pool balance.

	Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is [2.00%] of the Maximum Pool Balance.
2. On and after the Stepdown Date, the required overcollateralization amount is [4.00%] of the outstanding pool balance (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the Maximum Pool Balance.

4.

On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:

With respect to any Distribution Date and the senior certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans, plus amounts on deposit in the prefunding account, as of the last day of the related remittance period.

Most Senior Enhancement Percentage:

With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans, plus amounts on deposit in the prefunding account, as of the first day of the related remittance period.

Class M-1/M-2/M-3 Principal Payment Amount:

For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the senior certificates after giving effect to payments on such distribution date and (ii) the sum of Class Principal Balances of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 76.30% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Maximum Pool Balance.

Stepdown Date:

The earlier to occur of (1) the first Distribution Date following the Distribution Date on which the principal balance of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 are reduced to zero and (2) the later to occur of (i) the Distribution Date in February 2010 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to approximately [42.30%].

Trigger Event:

A Trigger Event will occur for any Distribution Date if either:

(i)

the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage for the most senior class of certificates then outstanding:

		Class	Percentage
		Class A Certificates	[37.83%]
		Class M-1 Certificates	[46.11%]
		Class M-2 Certificates	[57.76%]
		Class M-3 Certificates	[67.51%]
		Class M-4 Certificates	[79.21%]
		Class M-5 Certificates	[95.81%]
		Class M-6 Certificates	[118.52%]
		Class M-7 Certificates	[150.94%]
		Class M-8 Certificates	[188.24%]
		Class B-1 Certificates	[219.18%]
		Class B-2 Certificates	[266.67%]

or

(ii) the cumulative realized losses as a percentage of the original Maximum Pool Balance on the closing date for such Distribution Date is greater than the percentage set forth in the following table:

		Range of Distribution Dates	Cumulative Loss Percentage
		February 2009 – January 2010	[1.30%]*
		February 2010 – January 2011	[2.95%]*
		February 2011 – January 2012	[4.60%]*
		February 2012 – January 2013	[5.90%]*
		February 2013 and thereafter	[6.65%]*

* The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Delinquency Rate:

For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all bankruptcies, foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

Rolling Three Month Delinquency Rate:

For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

	Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear.
	Source for Calculation of One-Month LIBOR:	Telerate Page 3750.
Group Allocation Amount:

For any Distribution Date on or after the Stepdown Date, the product of (a) the Senior Principal Payment Amount for that Distribution Date and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from the related loan group and the denominator of which is the Principal Remittance Amount for both loan groups, in each case for that Distribution Date (as described in the Prospectus Supplement).  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Distributions to Certificateholders:	I.

1.

From Group 2, to the Trustee, the trustee fee, if any;

2.

From Group 2, to the Loss Mitigation Advisor, the loss mitigation advisor fee;

3.

From Group 1, to the Trustee, the Trustee fee amount remaining unpaid from (1) above, if any;

4.

From Group 1, to the Loss Mitigation Advisor, any loss mitigation advisor fee remaining unpaid from (2) above, if any;

5.

To the Swap Account, any Net Swap Payment or Swap Termination Payment (if the Swap Agreement default is attributable to the trust) owed to the Swap Provider;

6.

Concurrently, to the Class A Certificates, Accrued Certificate Interest and any Interest Carry Forward Amounts for such Classes, pro rata; provided that (a) the Class 1-A-1 Certificates receive interest from the Interest Remittance Amount of the Group 1 Loans before any interest is allocated to such classes from the Interest Remittance Amount of the loan group 2 loans and (b) interest amounts distributed to Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates are allocated from the Interest Remittance Amount of the loan group 2 loans prior to amounts being paid to such classes from the Interest Remittance Amount of loan group 1 loans;

7.

To the Class M-1 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

8.

To the Class M-2 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

9.

To the Class M-3 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

10.   To the Class M-4 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then    from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

11.  To the Class M-5 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

12.

To the Class M-6 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

13.

To the Class M-7 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

14.

To the Class M-8 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

15.

To the Class B-1 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then          from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

16.

To the Class B-2 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

17.

To the Class B-3 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

18.   For application as part of monthly excess cash flow.

	II.	Before the Stepdown Date or during a Trigger Event, collections of principal shall be allocated according to the following priority:

1.    First from the Principal Remittance Amount derived from loan group 2, and then from the Principal Remittance Amount derived from loan group 1, to the Swap Account, any unpaid Swap Termination Payment owed to the Swap Provider (if the Swap Agreement default is attributable to the trust);

2.    From the Principal Remittance Amount derived from loan group 1, sequentially, first to (x) the Class 1-A-1 Certificates, and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, until the respective Class Principal Balance of such classes has been reduced to zero; and

3.    From the Principal Remittance Amount derived from loan group 2, sequentially, first to (w)

the Class R Certificates, second (x) on the first distribution date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, until the Class Principal Balance of such class has been reduced to zero, and third (y) to the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, and then fourth (z) to the Class 1-A-1 Certificates, until the respective Class Principal Balance of such classes has been reduced to zero; and

4.    Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero; and

5. For application as part of monthly excess cash flow.
	III.	On and after the Stepdown Date (assuming no Trigger Event is in effect), collections of principal shall be allocated according to the following priority:

1.    First from the Principal Remittance Amount derived from loan group 2, and then from the Principal Remittance Amount derived from loan group 1, to the Swap Account, any unpaid Swap Termination Payment owed to the Swap Provider (if the Swap Agreement default is attributable to the trust);

2.    From the Principal Remittance Amount derived from loan group 1, sequentially, first to (x)

the Class 1-A-1 Certificates, and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, the Group 1 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 1 mortgage loans, until the respective Class Principal Balances are reduced to zero; and

3.    From the Principal Remittance Amount derived from loan group 2, sequentially, first to (x)

the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, and then to (y) the Class 1-A-1 Certificates, the Group 2 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 2 mortgage loans, until the respective Class Principal Balances are reduced to zero;

4. Sequentially, to the Class M-1, Class M-2, Class M-3 Certificates (until the respective class principal balances have been reduced to zero), the Class M-1/M-2/M-3 Principal Payment Amount; and

5.    Sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and   Class B-3 Certificates (until the respective class principal balances have been reduced to zero) in accordance with the Target Credit Enhancement percentages for each class; and

6. For application as part of each month’s excess cash flow.
	IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1. (A) Until the aggregate Class Principal Balance of the certificates equals the aggregate loan balance for such Distribution Date minus the required overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

(a) (i) to the extent of the Monthly Excess Interest derived from loan group 1, sequentially, first to

(x) the Class 1-A-1 Certificates and then to (y) the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, the Group 1 Excess Interest Amount, until the respective Class Principal Balances have been reduced to zero; and

(ii) to the extent of the Monthly Excess Interest derived from loan group 2, sequentially, first to (x) the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, and then to (y) the Class 1-A-1 Certificates, until the respective Class Principal Balances have been reduced to zero;

(b) to the Class M-1 Certificates, until the Class Principal Balance has been reduced to zero;

(c) to the Class M-2 Certificates, until the Class Principal Balance has been reduced to zero;

(d) to the Class M-3 Certificates, until the Class Principal Balance has been reduced to zero;

(e) to the Class M-4 Certificates, until the Class Principal Balance has been reduced to zero;

(f) to the Class M-5 Certificates, until the Class Principal Balance has been reduced to zero;

(g) to the Class M-6 Certificates, until the Class Principal Balance has been reduced to zero;

(h) to the Class M-7 Certificates, until the Class Principal Balance has been reduced to zero;

(i)  to the Class M-8 Certificates, until the Class Principal Balance has been reduced to zero;

(j)  to the Class B-1 Certificates, until the Class Principal Balance has been reduced to zero;

(k) to the Class B-2 Certificates, until the Class Principal Balance has been reduced to zero;

(l)  to the Class B-3 Certificates, until the Class Principal Balance has been reduced to zero;

    (B) On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event                                          has not occurred, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause III (above), after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

2.    To the Class M-1 Certificates, any unpaid realized loss amounts for such Class; **

3. To the Class M-2 Certificates, any unpaid realized loss amounts for such Class; ** 4. To the Class M-3 Certificates, any unpaid realized loss amounts for such Class; **
5. To the Class M-4 Certificates, any unpaid realized loss amounts for such Class; ** 6. To the Class M-5 Certificates, any unpaid realized loss amounts for such Class; **
7. To the Class M-6 Certificates, any unpaid realized loss amounts for such Class; **

8.    To the Class M-7 Certificates, any unpaid realized loss amounts for such Class; **

9.    To the Class M-8 Certificates, any unpaid realized loss amounts for such Class; **

10.   To the Class B-1 Certificates, any unpaid realized loss amounts for such Class; **

11.   To the Class B-2 Certificates, any unpaid realized loss amounts for such Class; **

12.   To the Class B-3 Certificates, any unpaid realized loss amounts for such Class; **

       13.   To the Class A Certificates, any Basis Risk Carry Forward Amounts, for such Classes,              prorata;**

14.   To the Class M-1 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

15.   To the Class M-2 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

16.   To the Class M-3 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

17.   To the Class M-4 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

18.   To the Class M-5 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

19.   To the Class M-6 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

20.   To the Class M-7 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

21.   To the Class M-8 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

22.   To the Class B-1 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

23.   To the Class B-2 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

24.   To the Class B-3 Certificates, any Basis Risk Carry Forward Amounts for such Class; **

25.  To the Basis Risk Reserve Fund, any amounts required to be paid thereto;

26.   To the Swap Account, any Swap Termination Payment (if the Swap Agreement default is attributable to the Swap Provider) owed to the Swap Provider

27.   To the Class X Certificates, the amount distributable thereon pursuant to the pooling and                  servicing agreement; and

28.   To the Class R Certificates, any remaining amount.

**

Distributions pursuant to line items 2 through 24 in the excess cashflow waterfall (above) on any distribution date will be made after giving effect to withdrawals from the Swap Account to pay unpaid realized loss amounts and Basis Risk Carry Forward Amounts to the Certificates on such date.  Refer to page 12 for priorities of the payments from the Swap Account.

Swap Agreement

The Swap Agreement Lower Bound and Upper Bound amounts are shown in the table below. The Swap Agreement notional amount is determined as follows:

1)

If the sum of the class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates for the immediately preceding Distribution Date is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will equal the sum of the class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates.

2)

if the sum of the class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates for the immediately preceding Distribution Date is less than or equal to the Lower Bound, the Swap Agreement notional amount will equal the Lower Bound.

3)

if the sum of the class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates for the immediately preceding Distribution Date is greater than or equal to the Upper Bound, the Swap Agreement notional amount will equal the Upper Bound.

Under the Swap Agreement, the Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.20%] (per annum) (30/360 accrual) on the Swap Agreement notional amount for the related period and the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the Swap Agreement notional amount for the related period, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the Net Swap Payment of the two obligations above will be paid by the appropriate party.

Perod	Payment	Lower Bound	Upper Bound	Perod	Payment	Lower Bound	Upper Bound ($)
	Date	($)	($)		Date	($)
1	Feb07	-	-	31	Aug09	169,200,000	379,700,000
2	Mar07	-	-	32	Sep09	146,700,000	325,500,000
3	Apr07	937,400,000	958,700,000	33	Oct09	136,000,000	304,200,000
4	May07	913,600,000	947,500,000	34	Nov09	121,600,000	269,900,000
5	Jun07	887,300,000	934,900,000	35	Dec09	79,300,000	149,400,000
6	Jul07	859,000,000	921,600,000	36	Jan10	75,700,000	142,400,000
7	Aug07	828,000,000	907,000,000	37	Feb10	72,200,000	135,600,000
8	Sep07	795,400,000	891,500,000	38	Mar10	68,900,000	129,200,000
9	Oct07	761,700,000	874,900,000	39	Apr10	65,500,000	122,500,000
10	Nov07	727,100,000	857,300,000	40	May10	62,500,000	116,900,000
11	Dec07	692,200,000	838,900,000	41	Jun10	52,200,000	83,800,000
12	Jan08	658,900,000	819,700,000	42	Jul10	49,400,000	78,900,000
13	Feb08	627,200,000	799,700,000	43	Aug10	47,200,000	75,700,000
14	Mar08	596,600,000	778,400,000	44	Sep10	43,000,000	63,800,000
15	Apr08	567,800,000	757,300,000	45	Oct10	41,100,000	61,100,000
16	May08	540,000,000	735,700,000	46	Nov10	38,200,000	53,700,000
17	Jun08	513,300,000	713,900,000	47	Dec10	35,500,000	46,700,000
18	Jul08	487,700,000	691,500,000	48	Jan11	34,000,000	44,900,000
19	Aug08	457,400,000	670,100,000	49	Feb11	32,600,000	43,200,000
20	Sep08	426,700,000	646,300,000	50	Mar11	31,200,000	41,400,000
21	Oct08	396,500,000	623,900,000	51	Apr11	29,900,000	39,800,000
22	Nov08	351,000,000	602,200,000	52	May11	28,700,000	38,200,000
23	Dec08	310,100,000	579,600,000	53	Jun11	27,400,000	36,600,000
24	Jan09	277,200,000	552,500,000	54	Jul11	26,300,000	35,000,000
25	Feb09	248,400,000	525,600,000	55	Aug11	25,100,000	33,500,000
26	Mar09	224,800,000	501,200,000	56	Sep11	23,900,000	31,500,000
27	Apr09	211,400,000	478,900,000	57	Oct11	22,900,000	29,900,000
28	May09	199,200,000	458,200,000	58	Nov11	21,800,000	28,400,000
29	Jun09	191,100,000	413,900,000	59	Dec11	20,500,000	24,800,000
30	Jul09	178,500,000	393,000,000	60	Jan12	19,500,000	22,600,000

Swap Payments:

Funds payable under the Swap Agreement (i.e., Net Swap Payment from either the trust or the Swap Provider) will be deposited into a reserve account (the “Swap Account”).

Funds in the Swap Account which are payable to the Swap Provider will be distributed from any available funds prior to distributions on the Certificates (as described herein under “Distributions to Certificateholders” (page 8)) on each Distribution Date in the following order of priority:

       1.     To the Swap Provider, any Net Swap Payment owed for such Distribution Date; and

2.

To the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds in the Swap Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

1.

To pay the Class A Certificates Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount;

2.

To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, in that order, Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount;

3.

To the Principal Remittance Amount, up to the amount required to maintain the required overcollateralization amount for such date;

4.

To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any unpaid realized loss amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 10) on such Distribution Date;

5.    To pay, first to the Class A Certificates on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, any Basis Risk Carry Forward Amounts for such Distribution Date, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 10) on such Distribution Date;

6.     To the Class X Certificates.

On any Distribution Date, amounts distributed pursuant to paragraph 3 above will be limited to Realized Losses on the mortgage loans incurred during the related or prior Collection Periods with respect to which amounts were not previously distributed from the Swap Account described herein.

Select Portfolio Servicing, Inc. (SPS):

In the past, Select Portfolio Servicing, Inc. entered into consent agreements with certain regulatory agencies, including a Consent Agreement dated November 23, 2003 with the FTC and HUD. In some of these agreements, while not admitting liability, SPS agreed to refund certain amounts to consumers, establish redress funds, refrain from engaging in certain actions or implement certain practices prospectively.

SPS is examined for compliance with state and local laws by numerous regulators. No assurance can be given that SPS's regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS's regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS's operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

Own It Mortgage Solutions Inc. (Ownit):

On Tuesday, December 5, 2006, Own It Mortgage Solutions Inc. ("Own It") ceased operations and shut down its businesses, and on Thursday, December 28, 2006, Ownit filed a bankruptcy petition in bankruptcy court in Van Nuys, California.  The Depositor does not have more specific information regarding the reasons for Own It's bankruptcy.  Approximately 25% of the Maximum Pool Balance will have been originated by Own It as of the related cut-off date.  None of the originators of the Mortgage Loans will be parties to the Pooling and Servicing Agreement.  Pursuant to the Pooling and Servicing Agreement, the Seller will make certain loan-level representations and warranties with respect to the Mortgage Loans.

Static Pool Data:

Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the Seller at http://www.credit-suisse.heat.static-pool.com.

BOND SUMMARY

To Call

Class 1-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.3	2.9	2.0	1.4	1.2	1.0
First Pay (Month/Year)	Feb07	Feb07	Feb07	Feb07	Feb07	Feb07
Last Pay (Month/Year)	Nov19	Jun15	Feb13	Aug11	May09	Dec08

Class 2-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	1.7	1.2	1.0	0.8	0.7	0.6
First Pay (Month/Year)	Feb07	Feb07	Feb07	Feb07	Feb07	Feb07
Last Pay (Month/Year)	Jul10	May09	Nov08	Aug08	May08	Mar08

Class 2-A-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.3	2.7	2.0	1.7	1.5	1.3
First Pay (Month/Year)	Jul10	May09	Nov08	Aug08	May08	Mar08
Last Pay (Month/Year)	Jul12	Aug10	Apr09	Nov08	Sep08	Jul08

Class 2-A-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	7.8	5.1	3.0	2.1	1.8	1.6
First Pay (Month/Year)	Jul12	Aug10	Apr09	Nov08	Sep08	Jul08
Last Pay (Month/Year)	Jan18	Mar14	Mar12	Jul09	Jan09	Oct08

Class 2-A-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	12.5	8.2	5.9	2.8	2.1	1.8
First Pay (Month/Year)	Jan18	Mar14	Mar12	Jul09	Jan09	Oct08
Last Pay (Month/Year)	Nov19	Jun15	Feb13	Aug11	May09	Dec08

Class M-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	5.3	3.6	3.8	4.4	3.5	2.1
First Pay (Month/Year)	Jan11	Mar10	Aug10	Feb11	May09	Dec08
Last Pay (Month/Year)	Nov13	Jul11	Feb11	Aug11	Aug10	Aug09

Class M-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.2	6.0	4.6	4.6	3.6	2.6
First Pay (Month/Year)	Nov13	Jul11	Feb11	Aug11	Aug10	Aug09
Last Pay (Month/Year)	Jun19	Mar15	Dec12	Aug11	Aug10	Aug09

Class M-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	12.8	8.4	6.1	4.6	3.6	2.6
First Pay (Month/Year)	Jun19	Mar15	Dec12	Aug11	Aug10	Aug09
Last Pay (Month/Year)	Nov19	Jun15	Feb13	Aug11	Aug10	Aug09

Class M-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.5	4.4	4.1	3.2	2.5
First Pay (Month/Year)	Jan11	Mar10	Jun10	Nov10	Feb10	Jul09
Last Pay (Month/Year)	Nov19	Jun15	Feb13	Aug11	Aug10	Aug09

Class M-5	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.5	4.3	3.9	3.1	2.4
First Pay (Month/Year)	Jan11	Mar10	May10	Sep10	Dec09	Apr09
Last Pay (Month/Year)	Nov19	Jun15	Feb13	Aug11	Aug10	Aug09

Class M-6	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.5	4.3	3.8	3.0	2.3
First Pay (Month/Year)	Jan11	Feb10	Apr10	Jul10	Oct09	Mar09
Last Pay (Month/Year)	Nov19	Jun15	Feb13	Aug11	Aug10	Aug09

Class M-7	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.5	4.2	3.7	2.9	2.2
First Pay (Month/Year)	Jan11	Feb10	Apr10	May10	Sep09	Feb09
Last Pay (Month/Year)	Nov19	Jun15	Feb13	Aug11	Aug10	Aug09

Class M-8	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.5	4.2	3.7	2.9	2.2
First Pay (Month/Year)	Jan11	Feb10	Mar10	May10	Aug09	Feb09
Last Pay (Month/Year)	Nov19	Jun15	Feb13	Aug11	Aug10	Aug09

Class B-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.5	4.2	3.6	2.8	2.2
First Pay (Month/Year)	Jan11	Feb10	Mar10	Apr10	Aug09	Jan09
Last Pay (Month/Year)	Nov19	Jun15	Feb13	Aug11	Aug10	Aug09

Class B-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.5	4.2	3.6	2.8	2.1
First Pay (Month/Year)	Jan11	Feb10	Mar10	Apr10	Jul09	Jan09
Last Pay (Month/Year)	Nov19	Jun15	Feb13	Aug11	Aug10	Aug09

To Maturity

Class 1-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.6	3.1	2.2	1.5	1.2	1.0
First Pay (Month/Year)	Feb07	Feb07	Feb07	Feb07	Feb07	Feb07
Last Pay (Month/Year)	Oct33	Mar26	Aug21	May18	May09	Dec08

Class 2-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	1.7	1.2	1.0	0.8	0.7	0.6
First Pay (Month/Year)	Feb07	Feb07	Feb07	Feb07	Feb07	Feb07
Last Pay (Month/Year)	Jul10	May09	Nov08	Aug08	May08	Mar08

Class 2-A-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.3	2.7	2.0	1.7	1.5	1.3
First Pay (Month/Year)	Jul10	May09	Nov08	Aug08	May08	Mar08
Last Pay (Month/Year)	Jul12	Aug10	Apr09	Nov08	Sep08	Jul08

Class 2-A-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	7.8	5.1	3.0	2.1	1.8	1.6
First Pay (Month/Year)	Jul12	Aug10	Apr09	Nov08	Sep08	Jul08
Last Pay (Month/Year)	Jan18	Mar14	Mar12	Jul09	Jan09	Oct08

Class 2-A-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	15.7	10.6	7.7	3.2	2.1	1.8
First Pay (Month/Year)	Jan18	Mar14	Mar12	Jul09	Jan09	Oct08
Last Pay (Month/Year)	Sep33	Nov25	Mar21	Nov17	May09	Dec08

Class M-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	5.3	3.6	3.8	4.5	3.6	2.3
First Pay (Month/Year)	Jan11	Mar10	Aug10	Feb11	May09	Dec08
Last Pay (Month/Year)	Nov13	Jul11	Feb11	Feb12	Feb11	Feb10

Class M-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.2	6.0	4.6	5.8	4.8	3.7
First Pay (Month/Year)	Nov13	Jul11	Feb11	Feb12	Feb11	Feb10
Last Pay (Month/Year)	Jun19	Mar15	Dec12	Nov13	Dec12	Aug11

Class M-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	16.7	11.3	8.2	7.9	7.1	5.6
First Pay (Month/Year)	Jun19	Mar15	Dec12	Nov13	Dec12	Aug11
Last Pay (Month/Year)	May30	Jan23	Jan19	Apr16	Feb16	May14

Class M-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.1	6.1	4.8	4.4	3.5	2.8
First Pay (Month/Year)	Jan11	Mar10	Jun10	Nov10	Feb10	Jul09
Last Pay (Month/Year)	Aug27	Mar21	May17	Dec14	Apr13	Dec11

Class M-5	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.1	6.0	4.7	4.2	3.3	2.6
First Pay (Month/Year)	Jan11	Mar10	May10	Sep10	Dec09	Apr09
Last Pay (Month/Year)	Nov26	Aug20	Dec16	Aug14	Jan13	Sep11

Class M-6	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.0	6.0	4.6	4.1	3.2	2.5
First Pay (Month/Year)	Jan11	Feb10	Apr10	Jul10	Oct09	Mar09
Last Pay (Month/Year)	Nov25	Dec19	May16	Mar14	Sep12	May11

Class M-7	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.9	5.9	4.6	4.0	3.1	2.4
First Pay (Month/Year)	Jan11	Feb10	Apr10	May10	Sep09	Feb09
Last Pay (Month/Year)	Oct24	Feb19	Oct15	Oct13	Apr12	Jan11

Class M-8	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.8	5.8	4.5	3.9	3.0	2.3
First Pay (Month/Year)	Jan11	Feb10	Mar10	May10	Aug09	Feb09
Last Pay (Month/Year)	Jul23	Mar18	Feb15	Mar13	Nov11	Sep10

Class B-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.7	5.8	4.4	3.8	3.0	2.3
First Pay (Month/Year)	Jan11	Feb10	Mar10	Apr10	Aug09	Jan09
Last Pay (Month/Year)	May22	May17	Jul14	Oct12	Jul11	May10

Class B-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.6	5.7	4.3	3.7	2.9	2.2
First Pay (Month/Year)	Jan11	Feb10	Mar10	Apr10	Jul09	Jan09
Last Pay (Month/Year)	Oct21	Nov16	Feb14	Jun12	Mar11	Mar10

Effective Collateral Net WAC – Class 1-A-1

Spot LIBOR	Stressed LIBOR

	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	9.55%	27	9.31%	53	9.64%	1	9.55%	27	11.82%	53	11.43%
2	8.19%	28	9.48%	54	9.92%	2	8.19%	28	12.20%	54	11.80%
3	7.50%	29	9.36%	55	9.63%	3	12.16%	29	11.79%	55	11.40%
4	7.78%	30	9.50%	56	9.62%	4	12.56%	30	12.17%	56	11.39%
5	7.70%	31	9.36%	57	9.92%	5	12.15%	31	11.77%	57	11.75%
6	7.78%	32	9.36%	58	9.62%	6	12.55%	32	11.75%	58	11.35%
7	7.70%	33	9.63%	59	9.94%	7	12.14%	33	12.13%	59	11.72%
8	7.70%	34	9.71%	60	9.65%	8	12.14%	34	11.72%	60	11.32%
9	7.78%	35	9.99%	61	9.59%	9	12.54%	35	12.10%	61	11.20%
10	7.70%	36	9.73%	62	10.25%	10	12.13%	36	11.69%	62	11.95%
11	7.78%	37	9.72%	63	9.58%	11	12.52%	37	11.68%	63	11.17%
12	7.70%	38	10.52%	64	9.89%	12	12.11%	38	12.91%	64	11.52%
13	7.70%	39	9.70%	65	9.56%	13	12.11%	39	11.65%	65	11.15%
14	7.87%	40	9.98%	66	9.87%	14	12.93%	40	12.02%	66	11.51%
15	7.70%	41	9.70%	67	9.54%	15	12.09%	41	11.62%	67	11.12%
16	7.79%	42	9.96%	68	9.53%	16	12.49%	42	11.99%	68	11.10%
17	7.70%	43	9.68%	69	9.85%	17	12.08%	43	11.59%	69	11.50%
18	7.92%	44	9.68%	70	9.52%	18	12.47%	44	11.57%	70	11.11%
19	7.83%	45	9.99%	71	9.83%	19	12.06%	45	11.94%	71	11.47%
20	7.96%	46	9.71%	72	9.50%	20	12.05%	46	11.54%	72	11.09%
21	8.06%	47	9.98%	73	9.49%	21	12.43%	47	11.91%	73	11.08%
22	8.24%	48	9.68%			22	11.99%	48	11.51%
23	9.17%	49	9.68%			23	12.35%	49	11.50%
24	9.34%	50	10.59%			24	11.91%	50	12.71%
25	9.33%	51	9.66%			25	11.87%	51	11.47%
26	9.77%	52	9.94%			26	13.11%	52	11.83%

__________________________

(1) Achieved assuming each adjustable rate Mortgage Loan index equals 5.35% and one-month LIBOR is 5.34%; run at the Pricing Scenario (to call). Net WAC indicates the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include Group 1 net payments from the Swap Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario. Net WAC indicates the lesser of the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include net payments to Group 1 under the Swap Agreement, and the weighted-average maximum rate on the Group 1 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Effective Collateral Net WAC – Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4

Spot LIBOR	Stressed LIBOR

	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	9.55%	27	9.48%	53	9.93%	1	9.55%	27	11.94%	53	11.61%
2	8.19%	28	9.67%	54	10.22%	2	8.19%	28	12.32%	54	11.99%
3	7.50%	29	9.57%	55	9.91%	3	12.22%	29	11.91%	55	11.59%
4	7.78%	30	9.72%	56	9.90%	4	12.62%	30	12.30%	56	11.57%
5	7.70%	31	9.57%	57	10.22%	5	12.21%	31	11.89%	57	11.94%
6	7.79%	32	9.59%	58	9.91%	6	12.62%	32	11.88%	58	11.55%
7	7.70%	33	9.86%	59	10.24%	7	12.20%	33	12.26%	59	11.92%
8	7.71%	34	9.81%	60	9.94%	8	12.20%	34	11.86%	60	11.52%
9	7.79%	35	10.23%	61	9.88%	9	12.60%	35	12.24%	61	11.42%
10	7.71%	36	9.97%	62	10.56%	10	12.19%	36	11.83%	62	11.19%
11	7.79%	37	9.96%	63	9.87%	11	12.59%	37	11.82%	63	11.39%
12	7.71%	38	10.78%	64	10.19%	12	12.18%	38	13.07%	64	11.76%
13	7.71%	39	9.95%	65	9.86%	13	12.17%	39	11.79%	65	11.38%
14	7.89%	40	10.21%	66	10.18%	14	13.01%	40	12.17%	66	11.74%
15	7.72%	41	9.95%	67	9.85%	15	12.16%	41	11.77%	67	11.35%
16	7.80%	42	10.22%	68	9.84%	16	12.56%	42	12.15%	68	11.34%
17	7.72%	43	9.94%	69	10.16%	17	12.15%	43	11.74%	69	11.74%
18	7.81%	44	9.94%	70	9.83%	18	12.55%	44	11.73%	70	11.34%
19	7.89%	45	10.26%	71	10.15%	19	12.13%	45	12.11%	71	11.72%
20	8.09%	46	9.98%	72	9.81%	20	12.12%	46	11.71%	72	11.33%
21	8.19%	47	10.26%	73	9.81%	21	12.51%	47	12.08%	73	11.31%
22	8.57%	48	9.96%			22	12.07%	48	11.68%
23	9.56%	49	9.95%			23	12.44%	49	11.67%
24	9.41%	50	10.90%			24	12.01%	50	12.90%
25	9.47%	51	9.94%			25	11.98%	51	11.64%
26	9.95%	52	10.23%			26	13.23%	52	12.01%

__________________________

(1) Achieved assuming each adjustable rate Mortgage Loan index equals 5.35% and one-month LIBOR is 5.34%; run at the Pricing Scenario (to call). Net WAC indicates the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include Group 1 net payments from the Swap Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario. Net WAC indicates the lesser of the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include net payments to Group 1 under the Swap Agreement, and the weighted-average maximum rate on the Group 1 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Effective Collateral Net WAC – Mezzanine & Subordinate Classes

Spot LIBOR	Stressed LIBOR

	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	9.55%	27	9.41%	53	9.80%	1	9.55%	27	11.89%	53	11.53%
2	8.19%	28	9.59%	54	10.09%	2	8.19%	28	12.27%	54	11.90%
3	7.50%	29	9.48%	55	9.79%	3	12.19%	29	11.86%	55	11.50%
4	7.78%	30	9.62%	56	9.78%	4	12.59%	30	12.24%	56	11.49%
5	7.70%	31	9.48%	57	10.08%	5	12.19%	31	11.84%	57	11.86%
6	7.78%	32	9.49%	58	9.78%	6	12.59%	32	11.82%	58	11.46%
7	7.70%	33	9.76%	59	10.11%	7	12.18%	33	12.20%	59	11.83%
8	7.70%	34	9.76%	60	9.81%	8	12.17%	34	11.80%	60	11.43%
9	7.79%	35	10.12%	61	9.76%	9	12.57%	35	12.18%	61	11.32%
10	7.71%	36	9.86%	62	10.42%	10	12.16%	36	11.77%	62	12.09%
11	7.79%	37	9.86%	63	9.74%	11	12.56%	37	11.76%	63	11.29%
12	7.71%	38	10.66%	64	10.06%	12	12.15%	38	13.00%	64	11.65%
13	7.71%	39	9.84%	65	9.73%	13	12.14%	39	11.73%	65	11.27%
14	7.88%	40	10.11%	66	10.04%	14	12.98%	40	12.11%	66	11.64%
15	7.71%	41	9.84%	67	9.71%	15	12.13%	41	11.70%	67	11.25%
16	7.79%	42	10.11%	68	9.71%	16	12.53%	42	12.08%	68	11.23%
17	7.71%	43	9.83%	69	10.02%	17	12.12%	43	11.67%	69	11.63%
18	7.86%	44	9.82%	70	9.69%	18	12.51%	44	11.66%	70	11.24%
19	7.87%	45	10.14%	71	10.01%	19	12.10%	45	12.04%	71	11.61%
20	8.04%	46	9.86%	72	9.68%	20	12.09%	46	11.63%	72	11.23%
21	8.13%	47	10.14%	73	9.67%	21	12.47%	47	12.01%	73	11.21%
22	8.42%	48	9.84%			22	12.04%	48	11.60%
23	9.39%	49	9.83%			23	12.40%	49	11.59%
24	9.38%	50	10.76%			24	11.97%	50	12.82%
25	9.41%	51	9.82%			25	11.93%	51	11.56%
26	9.87%	52	10.10%			26	13.18%	52	11.93%

__________________________

(1) Achieved assuming each adjustable rate Mortgage Loan index equals 5.35% and one-month LIBOR is 5.34%; run at the Pricing Scenario (to call). Net WAC indicates the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include Group 1 net payments from the Swap Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario. Net WAC indicates the lesser of the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include net payments to Group 1 under the Swap Agreement, and the weighted-average maximum rate on the Group 1 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Breakeven CDR Table

The tables below display the Constant Default Rate (“CDR”), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at both static and forward LIBOR. Other assumptions incorporated include: (1) prepayment speed is 100% PPC, (2) 40% loss severity, (3) 12 month lag from default to loss, (4) 100% principal and interest advancing and (5) triggers fail (i.e., no stepdown):

	Forward Libor		Static Libor
	CDR Break	Cum Loss	CDR Break	Cum Loss
Class M-1	30.35%	20.81%	30.45%	20.86%
Class M-2	23.80%	17.78%	23.90%	17.83%
Class M-3	20.50%	16.04%	20.60%	16.10%
Class M-4	17.85%	14.53%	17.90%	14.56%
Class M-5	15.40%	13.01%	15.45%	13.05%
Class M-6	13.25%	11.59%	13.30%	11.63%
Class M-7	11.30%	10.21%	11.35%	10.25%
Class M-8	9.95%	9.20%	9.95%	9.20%
Class B-1	9.15%	8.58%	9.20%	9.25%
Class B-2	8.40%	7.98%	8.40%	7.98%

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 15.2% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	5,061
Total Outstanding Loan Balance	$993,971,452*	Min	Max
Average Loan Current Balance	$196,398	$10,901	$1,124,000
Weighted Average Original LTV	81.4%**
Weighted Average Coupon	8.16%	5.31%	17.88%
Arm Weighted Average Coupon	8.00%
Fixed Weighted Average Coupon	8.90%
Weighted Average Margin	6.13%	2.25%	10.04%
Weighted Average FICO (Non-Zero)	635
Weighted Average Age (Months)	3
% First Liens	95.4%
% Second Liens	4.6%
% Arms	81.9%
% Fixed	18.1%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$1,000,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.31 - 5.50	2	859,200	0.1	5.38	80.0	631
5.51 - 6.00	48	13,325,348	1.3	5.90	73.7	662
6.01 - 6.50	121	34,542,999	3.5	6.36	75.4	668
6.51 - 7.00	442	113,518,943	11.4	6.86	77.5	657
7.01 - 7.50	719	168,542,519	17.0	7.33	78.5	653
7.51 - 8.00	986	232,459,975	23.4	7.80	79.6	647
8.01 - 8.50	596	131,453,886	13.2	8.28	81.6	629
8.51 - 9.00	516	101,076,019	10.2	8.79	83.2	613
9.01 - 9.50	365	69,093,888	7.0	9.28	84.8	594
9.51 - 10.00	378	58,428,532	5.9	9.77	87.2	588
10.01 - 10.50	208	23,706,424	2.4	10.29	89.6	596
10.51 - 11.00	130	12,205,191	1.2	10.78	91.5	644
11.01 - 11.50	137	9,693,155	1.0	11.36	94.7	637
11.51 - 12.00	125	8,080,187	0.8	11.80	97.5	635
12.01 - 12.50	168	10,358,992	1.0	12.32	98.5	627
12.51 - 13.00	103	5,676,984	0.6	12.73	99.6	622
13.01 - 17.88	17	949,211	0.1	14.42	99.4	625
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
423 - 425	1	20,327	0.0	11.63	100.0	423
451 - 475	14	1,540,203	0.2	9.00	83.1	465
476 - 500	34	4,295,910	0.4	9.41	73.3	493
501 - 525	187	29,219,307	2.9	9.17	73.8	514
526 - 550	292	49,484,119	5.0	9.01	78.0	540
551 - 575	370	68,533,491	6.9	8.62	78.7	564
576 - 600	494	92,501,477	9.3	8.54	82.4	589
601 - 625	865	156,261,731	15.7	8.24	82.3	613
626 - 650	1,042	200,900,753	20.2	8.08	82.3	640
651 - 675	800	175,892,558	17.7	7.90	82.0	662
676 - 700	447	101,152,271	10.2	7.72	81.3	688
701 - 725	255	57,890,570	5.8	7.69	82.4	711
726 - 750	140	31,909,487	3.2	7.70	82.5	737
751 - 775	92	18,150,418	1.8	7.84	82.7	761
776 - 800	22	4,546,982	0.5	7.87	84.9	787
801 - 816	6	1,671,847	0.2	7.51	78.5	808
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
10,901 - 50,000	368	12,358,966	1.2	11.42	96.4	628
50,001 - 100,000	925	69,802,288	7.0	9.65	85.9	618
100,001 - 150,000	1,006	125,035,437	12.6	8.58	82.0	625
150,001 - 200,000	831	145,061,471	14.6	8.08	80.8	630
200,001 - 250,000	587	131,472,033	13.2	8.00	80.2	629
250,001 - 300,000	408	112,337,278	11.3	7.83	80.6	637
300,001 - 350,000	285	91,843,780	9.2	7.87	81.0	641
350,001 - 400,000	221	82,977,984	8.3	7.74	79.5	643
400,001 - 450,000	147	62,722,970	6.3	7.89	82.2	645
450,001 - 500,000	110	52,392,610	5.3	7.62	80.3	655
500,001 - 550,000	46	24,124,241	2.4	7.82	79.7	639
550,001 - 600,000	45	25,904,824	2.6	8.02	81.8	642
600,001 - 650,000	28	17,623,870	1.8	7.81	81.3	650
650,001 - 700,000	23	15,647,882	1.6	7.84	81.3	660
700,001 - 750,000	14	10,214,973	1.0	8.39	79.6	631
750,001 - 800,000	8	6,221,942	0.6	8.14	84.1	656
800,001 - 850,000	3	2,467,212	0.2	9.22	89.9	634
850,001 - 900,000	2	1,739,764	0.2	7.42	80.0	673
900,001 - 950,000	1	945,000	0.1	6.80	85.9	716
950,001 - 1,124,000	3	3,076,926	0.3	8.71	75.6	645
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
11.28 - 50.00	95	14,718,007	1.5	7.96	42.3	606
50.01 - 55.00	42	8,196,132	0.8	7.42	53.3	600
55.01 - 60.00	82	16,293,297	1.6	7.65	58.0	597
60.01 - 65.00	112	22,102,548	2.2	7.82	63.4	599
65.01 - 70.00	164	35,592,856	3.6	8.01	68.6	590
70.01 - 75.00	481	107,257,391	10.8	7.70	74.5	636
75.01 - 80.00	1,967	460,345,606	46.3	7.74	79.9	650
80.01 - 85.00	399	80,011,100	8.0	8.35	84.5	602
85.01 - 90.00	559	113,603,331	11.4	8.54	89.6	619
90.01 - 95.00	205	39,801,298	4.0	8.78	94.7	638
95.01 - 100.00	955	96,049,886	9.7	10.15	100.0	650
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	1,284	227,597,925	22.9	8.64	82.9	632
0.50	13	2,071,785	0.2	8.91	76.6	634
1.00	330	81,276,862	8.2	8.43	81.8	640
2.00	2,015	415,723,563	41.8	8.02	80.8	634
3.00	1,419	267,301,317	26.9	7.89	81.0	639
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	3,120	563,729,604	56.7	7.98	81.6	624
Reduced	820	181,726,821	18.3	8.36	81.8	660
Stated Income / Stated Assets	1,055	236,451,486	23.8	8.46	80.4	640
No Income / No Assets	66	12,063,540	1.2	8.01	83.7	686
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	4,767	947,139,492	95.3	8.14	81.4	635
Second Home	27	6,844,059	0.7	8.14	85.6	654
Investor	267	39,987,901	4.0	8.71	82.0	649
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	966	290,312,264	29.2	7.82	79.8	650
Florida	514	97,099,292	9.8	8.26	80.3	630
Arizona	262	49,729,831	5.0	8.00	82.0	625
Washington	210	46,314,375	4.7	8.05	81.4	644
Nevada	187	41,016,677	4.1	8.03	80.0	632
New York	134	34,924,271	3.5	8.34	79.7	644
Maryland	144	33,344,601	3.4	7.99	80.9	620
Illinois	175	31,632,607	3.2	8.47	82.9	628
New Jersey	119	28,146,630	2.8	8.50	80.6	636
Colorado	141	25,454,596	2.6	7.80	82.6	641
Massachusetts	104	25,207,712	2.5	8.26	82.2	633
Oregon	124	24,802,470	2.5	7.99	80.4	657
Virginia	125	21,519,731	2.2	8.16	80.2	613
Michigan	158	20,234,795	2.0	8.92	85.9	622
Pennsylvania	139	18,697,273	1.9	8.43	84.6	623
Other	1,559	205,534,327	20.7	8.56	83.8	622
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	2,602	488,332,370	49.1	8.20	83.2	655
Refinance - Rate Term	276	49,709,274	5.0	8.26	81.8	621
Refinance - Cashout	2,183	455,929,807	45.9	8.11	79.5	615
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 1Y	1	89,283	0.0	8.25	90.0	589
Arm 2/28	1,428	301,063,899	30.3	8.11	80.6	628
Arm 2/28 - Balloon 40/30	673	170,634,763	17.2	8.19	81.2	620
Arm 2/28 - Balloon 45/30	435	107,739,485	10.8	7.71	79.1	658
Arm 2/28 - Balloon 50/30	80	25,467,028	2.6	7.56	80.2	657
Arm 2/28 - Dual 40/30	5	1,054,726	0.1	7.66	82.3	631
Arm 3/27	347	72,900,197	7.3	8.10	83.8	645
Arm 3/27 - Balloon 40/30	227	57,493,877	5.8	8.10	83.6	630
Arm 3/27 - Balloon 45/30	216	44,472,225	4.5	7.60	78.7	656
Arm 3/27 - Balloon 50/30	23	7,620,804	0.8	7.51	81.1	649
Arm 5/25	57	15,308,985	1.5	7.62	78.7	647
Arm 5/25 - Balloon 40/30	19	4,944,280	0.5	7.10	76.3	638
Arm 5/25 - Balloon 45/30	17	3,456,678	0.3	7.36	77.6	675
Arm 5/25 - Balloon 50/30	4	817,787	0.1	7.12	66.2	590
Arm 7/23 - Balloon 45/30	3	615,922	0.1	7.01	76.5	684
Fixed Balloon 30/15	375	26,215,514	2.6	11.68	99.5	661
Fixed Balloon 40/30	123	20,238,395	2.0	8.22	81.2	628
Fixed Balloon 45/30	85	15,407,766	1.6	7.97	80.4	620
Fixed Balloon 50/30	7	2,168,126	0.2	7.00	78.6	652
Fixed Rate	936	116,261,713	11.7	8.56	81.4	633
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	3,923	748,427,534	75.3	8.15	81.4	633
PUD	544	120,159,265	12.1	8.09	81.3	637
Condo	307	59,178,815	6.0	8.22	82.2	648
2 Family	218	49,690,598	5.0	8.38	80.9	651
3-4 Family	69	16,515,240	1.7	8.52	79.3	665
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	99	27,601,838	3.4	6.67	77.2	661
4.01 - 4.50	98	27,336,063	3.4	6.79	78.2	654
4.51 - 5.00	229	58,899,242	7.2	7.06	78.9	649
5.01 - 5.50	352	86,971,796	10.7	7.49	80.3	642
5.51 - 6.00	646	150,362,753	18.5	7.80	79.9	639
6.01 - 6.50	678	158,428,100	19.5	7.93	80.3	632
6.51 - 7.00	720	163,072,730	20.0	8.29	81.5	639
7.01 - 7.50	466	94,677,167	11.6	9.00	84.5	614
7.51 - 8.00	186	35,683,590	4.4	9.39	83.4	615
8.01 - 8.50	39	7,074,048	0.9	9.56	82.1	590
8.51 - 9.00	16	2,835,157	0.3	9.81	89.5	615
9.01 - 10.04	6	737,454	0.1	10.21	83.2	578
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	5	658,036	0.1	8.15	84.0	564
4 - 6	19	2,470,434	0.3	7.24	79.2	587
7 - 9	31	5,545,201	0.7	7.29	83.1	588
10 - 12	15	2,914,184	0.4	7.91	77.9	592
13 - 15	21	3,615,699	0.4	8.58	77.0	571
16 - 18	119	26,639,417	3.3	8.14	79.2	617
19 - 21	961	247,271,558	30.4	7.89	79.5	653
22 - 24	1,465	317,939,680	39.1	8.15	81.5	619
25 - 27	10	1,774,558	0.2	8.35	79.0	574
28 - 30	35	8,782,766	1.1	7.99	80.0	623
31 - 33	323	67,186,411	8.3	7.81	79.8	659
34 - 36	431	103,738,341	12.7	8.02	84.3	636
37 >=	100	25,143,652	3.1	7.45	77.6	648
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.75 - 11.50	12	3,351,166	0.4	6.01	77.1	617
11.51 - 12.00	49	13,722,146	1.7	6.12	75.1	648
12.01 - 12.50	97	28,319,213	3.5	6.43	76.8	666
12.51 - 13.00	332	86,067,530	10.6	6.88	78.2	659
13.01 - 13.50	560	135,158,706	16.6	7.33	79.1	657
13.51 - 14.00	772	188,616,155	23.2	7.79	79.5	649
14.01 - 14.50	484	114,335,251	14.1	8.20	81.6	631
14.51 - 15.00	456	99,605,177	12.2	8.60	82.9	622
15.01 - 15.50	299	63,785,648	7.8	9.16	84.3	596
15.51 - 16.00	293	51,523,889	6.3	9.62	86.1	586
16.01 - 16.50	106	17,969,816	2.2	9.99	87.3	580
16.51 - 17.00	53	8,165,737	1.0	10.23	85.4	573
17.01 - 17.50	17	2,117,993	0.3	10.77	84.2	549
17.51 - 18.00	4	807,269	0.1	11.25	73.8	610
18.01 - 18.93	1	134,241	0.0	11.93	80.0	500
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
4.75 - 5.50	25	5,744,297	0.7	7.26	77.1	619
5.51 - 6.00	60	14,969,553	1.8	6.51	74.5	647
6.01 - 6.50	132	38,737,242	4.8	6.81	77.2	654
6.51 - 7.00	386	98,437,508	12.1	7.04	78.4	655
7.01 - 7.50	585	142,517,416	17.5	7.33	79.0	657
7.51 - 8.00	814	200,390,452	24.6	7.82	79.7	648
8.01 - 8.50	460	107,686,034	13.2	8.28	82.0	629
8.51 - 9.00	394	83,185,033	10.2	8.80	83.4	614
9.01 - 9.50	280	57,380,320	7.1	9.28	85.0	592
9.51 - 10.00	261	44,333,364	5.4	9.76	87.8	584
10.01 - 10.50	90	14,492,694	1.8	10.26	87.8	571
10.51 - 11.00	35	4,505,679	0.6	10.74	83.8	594
11.01 - 11.50	9	878,525	0.1	11.30	82.8	557
11.51 - 11.93	4	421,820	0.1	11.78	78.4	533
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	6	1,245,199	0.2	8.65	84.1	628
1.50	38	8,930,380	1.1	8.57	79.2	603
2.00	99	25,500,805	3.1	7.67	79.1	636
3.00	3,392	778,003,553	95.6	8.00	80.9	636
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3,443	787,698,865	96.8	7.99	80.9	636
1.50	55	11,999,588	1.5	8.56	79.8	594
2.00	37	13,981,485	1.7	8.12	80.1	621
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	4,575	842,814,947	84.8	8.30	81.6	630
24	5	1,820,100	0.2	7.38	79.0	637
60	472	146,511,038	14.7	7.42	80.6	664
120	9	2,825,367	0.3	7.54	78.6	671
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Own It Collateral (Aggregate Pool)

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 13.4% of the mortgage loans do not provide for any payments of principal in the first five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Each of the Own It originated Mortgage Loans funded into the deal will current as of the related cutoff date.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	1,191
Total Outstanding Loan Balance	$248,582,930*	Min	Max
Average Loan Current Balance	$208,718	$16,534	$958,978
Weighted Average Original LTV	79.4%**
Weighted Average Coupon	7.74%	5.50%	13.50%
Arm Weighted Average Coupon	7.65%
Fixed Weighted Average Coupon	8.32%
Weighted Average Margin	6.64%	4.50%	8.75%
Weighted Average FICO (Non-Zero)	658
Weighted Average Age (Months)	4
% First Liens	98.5%
% Second Liens	1.5%
% Arms	86.3%
% Fixed	13.7%
% of Loans with Mortgage Insurance	0.0%

*

Approximately [$250,000,000] of the approximate [$1,000,000,100] total collateral will consist of loans originated by Own It.

**

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 12.6% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,722
Total Outstanding Loan Balance	$442,956,868*	Min	Max
Average Loan Current Balance	$162,732	$10,947	$548,250
Weighted Average Original LTV	81.6%**
Weighted Average Coupon	8.16%	5.64%	14.00%
Arm Weighted Average Coupon	8.09%
Fixed Weighted Average Coupon	8.49%
Weighted Average Margin	6.12%	2.36%	9.60%
Weighted Average FICO (Non-Zero)	630
Weighted Average Age (Months)	3
% First Liens	97.1%
% Second Liens	2.9%
% Arms	81.5%
% Fixed	18.5%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$443,880,800]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.64 - 6.00	30	6,921,518	1.6	5.90	71.5	679
6.01 - 6.50	78	19,165,413	4.3	6.37	73.3	661
6.51 - 7.00	262	57,054,872	12.9	6.84	77.5	660
7.01 - 7.50	364	68,040,957	15.4	7.32	78.2	652
7.51 - 8.00	472	86,599,123	19.6	7.82	80.1	639
8.01 - 8.50	312	57,329,724	12.9	8.30	82.8	628
8.51 - 9.00	316	53,127,532	12.0	8.79	84.7	606
9.01 - 9.50	216	35,203,698	7.9	9.27	85.4	588
9.51 - 10.00	240	31,712,589	7.2	9.78	86.0	581
10.01 - 10.50	122	12,161,682	2.7	10.29	89.9	586
10.51 - 11.00	52	3,957,507	0.9	10.72	87.8	606
11.01 - 11.50	55	2,728,900	0.6	11.36	94.2	621
11.51 - 12.00	60	3,135,880	0.7	11.81	95.1	617
12.01 - 12.50	88	3,826,561	0.9	12.35	98.2	618
12.51 - 13.00	51	1,903,570	0.4	12.69	99.9	617
13.01 - 14.00	4	87,342	0.0	13.51	93.5	598
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
423 - 425	1	20,327	0.0	11.63	100.0	423
451 - 475	3	252,033	0.1	8.19	83.2	458
476 - 500	12	1,297,147	0.3	10.23	73.7	494
501 - 525	92	12,598,265	2.8	9.63	76.3	515
526 - 550	148	24,163,356	5.5	9.23	79.7	541
551 - 575	210	36,926,432	8.3	8.77	80.0	564
576 - 600	293	48,180,159	10.9	8.62	83.4	589
601 - 625	509	77,371,248	17.5	8.25	82.4	613
626 - 650	599	94,417,260	21.3	7.95	81.9	639
651 - 675	402	67,511,757	15.2	7.76	81.6	661
676 - 700	226	39,896,554	9.0	7.58	81.2	687
701 - 725	115	20,025,986	4.5	7.49	83.0	710
726 - 750	57	10,480,303	2.4	7.38	81.1	737
751 - 775	42	7,364,945	1.7	7.63	78.6	761
776 - 800	11	1,811,517	0.4	7.70	84.6	784
801 - 808	2	639,581	0.1	7.26	81.4	805
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
10,947 - 50,000	247	7,932,464	1.8	11.55	97.9	631
50,001 - 100,000	526	39,927,083	9.0	9.24	84.9	617
100,001 - 150,000	624	77,840,527	17.6	8.31	81.7	626
150,001 - 200,000	520	90,626,136	20.5	7.99	81.0	633
200,001 - 250,000	332	74,029,183	16.7	8.00	80.3	629
250,001 - 300,000	195	53,667,010	12.1	7.81	81.0	630
300,001 - 350,000	137	44,216,421	10.0	7.80	81.4	638
350,001 - 400,000	112	42,128,919	9.5	7.77	79.4	628
400,001 - 450,000	23	9,580,359	2.2	8.18	83.1	634
450,001 - 500,000	3	1,454,356	0.3	7.29	69.6	636
500,001 - 548,250	3	1,554,410	0.4	7.66	80.1	680
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
11.28 - 50.00	55	8,939,276	2.0	7.64	41.6	631
50.01 - 55.00	26	5,158,182	1.2	7.42	53.2	615
55.01 - 60.00	45	8,367,331	1.9	7.51	58.2	617
60.01 - 65.00	54	10,943,735	2.5	7.70	63.4	617
65.01 - 70.00	88	17,312,471	3.9	7.90	68.6	606
70.01 - 75.00	239	44,598,724	10.1	7.73	74.2	632
75.01 - 80.00	910	164,088,669	37.0	7.71	79.8	640
80.01 - 85.00	273	50,045,156	11.3	8.40	84.6	604
85.01 - 90.00	410	70,014,104	15.8	8.59	89.7	621
90.01 - 95.00	153	26,838,609	6.1	8.55	94.6	639
95.01 - 100.00	469	36,650,612	8.3	9.94	99.9	642
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	680	101,963,037	23.0	8.66	83.8	622
0.50	7	546,872	0.1	8.10	62.2	618
1.00	134	26,151,710	5.9	8.42	81.9	638
2.00	1,086	178,975,636	40.4	8.12	80.9	622
3.00	815	135,319,613	30.5	7.79	80.8	643
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,865	287,431,072	64.9	8.03	82.3	627
Reduced	261	41,534,937	9.4	8.33	81.4	646
Stated Income / Stated Assets	578	111,459,822	25.2	8.45	79.7	628
No Income / No Assets	18	2,531,038	0.6	7.98	83.2	670
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,556	417,158,067	94.2	8.14	81.4	627
Second Home	17	3,289,408	0.7	8.29	85.3	659
Investor	149	22,509,393	5.1	8.48	83.5	673
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	339	87,973,188	19.9	7.63	76.4	633
Florida	231	39,765,393	9.0	8.20	80.4	625
Arizona	159	26,558,686	6.0	7.87	82.1	631
Illinois	123	21,230,195	4.8	8.44	83.2	625
Washington	107	19,322,629	4.4	7.93	80.6	639
Colorado	113	18,686,981	4.2	7.73	83.0	643
Nevada	99	18,327,949	4.1	7.93	78.9	642
Maryland	83	17,935,475	4.0	8.12	82.2	613
Oregon	87	15,053,105	3.4	7.70	80.7	663
Massachusetts	58	12,300,851	2.8	8.02	83.9	649
New Jersey	57	11,564,445	2.6	8.53	80.5	631
Michigan	102	11,284,725	2.5	9.06	87.6	615
Pennsylvania	88	10,762,499	2.4	8.53	85.4	628
Ohio	103	9,865,407	2.2	8.77	87.4	618
Virginia	65	9,770,421	2.2	8.27	82.2	618
Other	908	112,554,920	25.4	8.59	84.3	622
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,060	129,991,921	29.3	8.27	84.1	644
Refinance - Rate Term	209	34,659,636	7.8	8.32	82.3	621
Refinance - Cashout	1,453	278,305,311	62.8	8.09	80.3	624
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 1Y	1	89,283	0.0	8.25	90.0	589
Arm 2/28	829	140,376,359	31.7	8.32	81.3	615
Arm 2/28 - Balloon 40/30	376	77,224,646	17.4	8.22	81.8	612
Arm 2/28 - Balloon 45/30	204	39,290,816	8.9	7.67	79.2	650
Arm 2/28 - Balloon 50/30	32	7,345,213	1.7	7.22	79.3	651
Arm 2/28 - Dual 40/30	2	439,378	0.1	8.76	88.2	622
Arm 3/27	210	35,674,218	8.1	8.12	82.9	637
Arm 3/27 - Balloon 40/30	126	24,488,796	5.5	8.06	81.9	619
Arm 3/27 - Balloon 45/30	123	21,398,258	4.8	7.57	78.8	659
Arm 3/27 - Balloon 50/30	10	2,507,511	0.6	7.18	80.1	660
Arm 5/25	34	6,416,678	1.4	7.62	78.9	641
Arm 5/25 - Balloon 40/30	13	3,075,474	0.7	6.99	75.7	637
Arm 5/25 - Balloon 45/30	9	1,396,073	0.3	7.46	77.9	663
Arm 5/25 - Balloon 50/30	4	817,787	0.2	7.12	66.2	590
Arm 7/23 - Balloon 45/30	3	615,922	0.1	7.01	76.5	684
Fixed Balloon 30/15	121	4,877,788	1.1	11.80	99.8	650
Fixed Balloon 40/30	66	10,012,982	2.3	7.95	82.1	647
Fixed Balloon 45/30	46	7,081,598	1.6	8.05	83.7	630
Fixed Balloon 50/30	3	592,818	0.1	6.93	78.2	677
Fixed Rate	510	59,235,271	13.4	8.38	83.0	652
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	2,181	343,841,087	77.6	8.17	81.8	626
PUD	240	45,933,484	10.4	7.94	80.9	641
Condo	176	28,453,569	6.4	8.23	82.5	637
2 Family	90	16,459,782	3.7	8.35	79.8	631
3-4 Family	35	8,268,946	1.9	8.35	77.2	670
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.36 - 4.00	48	11,388,999	3.2	6.55	74.3	653
4.01 - 4.50	56	12,713,316	3.5	6.67	77.7	660
4.51 - 5.00	143	31,760,085	8.8	7.01	78.9	640
5.01 - 5.50	187	38,257,644	10.6	7.63	80.0	634
5.51 - 6.00	374	69,373,176	19.2	7.84	80.1	637
6.01 - 6.50	364	66,925,668	18.5	8.03	80.6	624
6.51 - 7.00	384	66,253,723	18.3	8.51	82.2	616
7.01 - 7.50	270	40,873,482	11.3	9.20	85.0	599
7.51 - 8.00	110	17,405,093	4.8	9.56	84.9	595
8.01 - 8.50	30	4,814,584	1.3	9.62	83.1	586
8.51 - 9.00	7	1,139,513	0.3	9.85	87.8	596
9.01 - 9.60	3	251,126	0.1	9.79	78.9	570
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	2	250,584	0.1	7.09	73.8	601
4 - 6	9	1,216,283	0.3	7.46	77.4	594
7 - 9	17	2,823,033	0.8	7.36	82.2	602
10 - 12	6	954,126	0.3	8.40	82.7	617
13 - 15	9	1,764,032	0.5	9.02	81.8	584
16 - 18	59	11,991,499	3.3	8.04	79.2	625
19 - 21	434	83,106,802	23.0	7.93	79.4	641
22 - 24	920	163,563,815	45.3	8.32	82.1	610
25 - 27	4	583,109	0.2	9.23	81.7	586
28 - 30	19	3,775,702	1.0	7.99	78.6	611
31 - 33	176	31,120,239	8.6	7.75	80.3	656
34 - 36	258	47,685,253	13.2	8.02	82.6	630
37 >=	63	12,321,934	3.4	7.38	77.0	641
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.75 - 11.50	8	1,925,795	0.5	6.22	72.7	617
11.51 - 12.00	27	6,125,209	1.7	6.04	71.3	667
12.01 - 12.50	58	14,247,011	3.9	6.42	75.4	661
12.51 - 13.00	195	41,661,285	11.5	6.89	78.5	655
13.01 - 13.50	287	55,082,983	15.3	7.33	78.7	650
13.51 - 14.00	368	69,578,773	19.3	7.80	79.6	638
14.01 - 14.50	252	47,334,889	13.1	8.25	82.0	625
14.51 - 15.00	263	46,229,433	12.8	8.69	83.9	606
15.01 - 15.50	192	33,516,437	9.3	9.16	84.4	587
15.51 - 16.00	208	29,291,708	8.1	9.66	85.7	581
16.01 - 16.50	71	10,335,338	2.9	10.05	87.7	581
16.51 - 17.00	34	4,362,526	1.2	10.33	81.4	555
17.01 - 17.50	10	1,123,656	0.3	10.80	82.2	544
17.51 - 18.00	2	207,127	0.1	11.67	80.7	564
18.01 - 18.93	1	134,241	0.0	11.93	80.0	500
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
4.75 - 5.50	18	3,862,445	1.1	7.59	78.1	620
5.51 - 6.00	35	7,866,421	2.2	6.55	71.9	650
6.01 - 6.50	79	19,426,500	5.4	6.76	75.7	648
6.51 - 7.00	222	46,836,780	13.0	7.07	78.1	651
7.01 - 7.50	299	56,881,712	15.7	7.33	78.4	651
7.51 - 8.00	376	70,363,088	19.5	7.83	80.2	639
8.01 - 8.50	236	44,599,619	12.3	8.30	82.6	625
8.51 - 9.00	243	42,175,104	11.7	8.80	84.6	602
9.01 - 9.50	182	30,929,771	8.6	9.28	85.1	583
9.51 - 10.00	192	26,287,447	7.3	9.78	85.9	574
10.01 - 10.50	63	8,538,344	2.4	10.29	87.8	570
10.51 - 11.00	23	2,528,213	0.7	10.69	82.3	575
11.01 - 11.50	5	519,598	0.1	11.28	80.0	547
11.51 - 11.93	3	341,368	0.1	11.77	80.4	539
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3	733,761	0.2	8.24	88.9	640
1.50	18	3,762,237	1.0	8.26	82.0	620
2.00	49	11,644,261	3.2	7.77	79.1	632
3.00	1,906	345,016,152	95.5	8.10	81.1	625
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,933	351,682,427	97.4	8.08	81.1	626
1.50	28	5,407,744	1.5	8.47	81.6	602
2.00	15	4,066,239	1.1	7.92	77.1	610
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,487	387,259,051	87.4	8.27	81.8	626
24	3	872,100	0.2	7.42	73.1	613
60	226	53,524,989	12.1	7.40	80.4	652
120	6	1,300,727	0.3	7.34	73.2	666
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Own It Collateral (Group 1)

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 6.8% of the mortgage loans do not provide for any payments of principal in the first five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Each of the Own It originated Mortgage Loans funded into the deal will current as of the related cutoff date.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	611
Total Outstanding Loan Balance	$97,619,473*	Min	Max
Average Loan Current Balance	$159,770	$16,534	$548,250
Weighted Average Original LTV	80.1%**
Weighted Average Coupon	7.75%	5.88%	12.50%
Arm Weighted Average Coupon	7.65%
Fixed Weighted Average Coupon	8.31%
Weighted Average Margin	6.62%	4.88%	8.75%
Weighted Average FICO (Non-Zero)	654
Weighted Average Age (Months)	4
% First Liens	98.6%
% Second Liens	1.4%
% Arms	84.0%
% Fixed	16.0%
% of Loans with Mortgage Insurance	0.0%

*

Approximately [$97,825,000] of the approximate [$443,800,800] Group 1 collateral will consist of loans originated by Own It.

**

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 17.3% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Each of the Own It originated Mortgage Loans funded into the deal will current as of the related cutoff date.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,339
Total Outstanding Loan Balance	$551,014,584*	Min	Max
Average Loan Current Balance	$235,577	$10,901	$1,124,000
Weighted Average Original LTV	81.3%**
Weighted Average Coupon	8.16%	5.31%	17.88%
Arm Weighted Average Coupon	7.93%
Fixed Weighted Average Coupon	9.24%
Weighted Average Margin	6.15%	2.25%	10.04%
Weighted Average FICO (Non-Zero)	640
Weighted Average Age (Months)	3
% First Liens	94.1%
% Second Liens	5.9%
% Arms	82.1%
% Fixed	17.9%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$556,119,300]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.31 - 5.50	2	859,200	0.2	5.38	80.0	631
5.51 - 6.00	18	6,403,829	1.2	5.89	76.1	643
6.01 - 6.50	43	15,377,586	2.8	6.35	78.2	676
6.51 - 7.00	180	56,464,071	10.2	6.87	77.5	653
7.01 - 7.50	355	100,501,562	18.2	7.34	78.7	654
7.51 - 8.00	514	145,860,851	26.5	7.80	79.3	652
8.01 - 8.50	284	74,124,162	13.5	8.26	80.8	629
8.51 - 9.00	200	47,948,487	8.7	8.79	81.5	622
9.01 - 9.50	149	33,890,190	6.2	9.29	84.2	601
9.51 - 10.00	138	26,715,942	4.8	9.75	88.7	596
10.01 - 10.50	86	11,544,743	2.1	10.28	89.2	606
10.51 - 11.00	78	8,247,684	1.5	10.80	93.3	663
11.01 - 11.50	82	6,964,255	1.3	11.36	94.9	643
11.51 - 12.00	65	4,944,307	0.9	11.79	99.0	646
12.01 - 12.50	80	6,532,431	1.2	12.31	98.7	633
12.51 - 13.00	52	3,773,415	0.7	12.75	99.5	625
13.01 - 17.88	13	861,868	0.2	14.52	100.0	628
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
459 - 475	11	1,288,170	0.2	9.15	83.1	467
476 - 500	22	2,998,763	0.5	9.05	73.1	493
501 - 525	95	16,621,042	3.0	8.83	71.9	514
526 - 550	144	25,320,764	4.6	8.79	76.3	539
551 - 575	160	31,607,059	5.7	8.45	77.1	564
576 - 600	201	44,321,318	8.0	8.45	81.3	589
601 - 625	356	78,890,483	14.3	8.24	82.2	613
626 - 650	443	106,483,494	19.3	8.20	82.6	640
651 - 675	398	108,380,800	19.7	7.99	82.2	662
676 - 700	221	61,255,718	11.1	7.81	81.3	688
701 - 725	140	37,864,585	6.9	7.80	82.2	711
726 - 750	83	21,429,184	3.9	7.86	83.3	737
751 - 775	50	10,785,473	2.0	7.98	85.5	760
776 - 800	11	2,735,465	0.5	7.98	85.1	788
801 - 816	4	1,032,266	0.2	7.67	76.7	810
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
10,901 - 50,000	121	4,426,502	0.8	11.20	93.8	623
50,001 - 100,000	399	29,875,205	5.4	10.20	87.2	619
100,001 - 150,000	382	47,194,911	8.6	9.03	82.6	623
150,001 - 200,000	311	54,435,335	9.9	8.22	80.3	626
200,001 - 250,000	255	57,442,850	10.4	8.01	80.0	629
250,001 - 300,000	213	58,670,269	10.6	7.85	80.3	644
300,001 - 350,000	148	47,627,359	8.6	7.93	80.5	643
350,001 - 400,000	109	40,849,065	7.4	7.71	79.5	658
400,001 - 450,000	124	53,142,611	9.6	7.84	82.1	647
450,001 - 500,000	107	50,938,254	9.2	7.63	80.7	656
500,001 - 550,000	43	22,569,830	4.1	7.83	79.7	636
550,001 - 600,000	45	25,904,824	4.7	8.02	81.8	642
600,001 - 650,000	28	17,623,870	3.2	7.81	81.3	650
650,001 - 700,000	23	15,647,882	2.8	7.84	81.3	660
700,001 - 750,000	14	10,214,973	1.9	8.39	79.6	631
750,001 - 800,000	8	6,221,942	1.1	8.14	84.1	656
800,001 - 850,000	3	2,467,212	0.4	9.22	89.9	634
850,001 - 900,000	2	1,739,764	0.3	7.42	80.0	673
900,001 - 950,000	1	945,000	0.2	6.80	85.9	716
950,001 - 1,124,000	3	3,076,926	0.6	8.71	75.6	645
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
15.45 - 50.00	40	5,778,731	1.0	8.47	43.4	568
50.01 - 55.00	16	3,037,950	0.6	7.44	53.5	575
55.01 - 60.00	37	7,925,966	1.4	7.80	57.9	576
60.01 - 65.00	58	11,158,813	2.0	7.93	63.5	582
65.01 - 70.00	76	18,280,385	3.3	8.10	68.7	575
70.01 - 75.00	242	62,658,667	11.4	7.69	74.6	639
75.01 - 80.00	1,057	296,256,938	53.8	7.76	79.9	655
80.01 - 85.00	126	29,965,944	5.4	8.28	84.3	598
85.01 - 90.00	149	43,589,227	7.9	8.46	89.5	616
90.01 - 95.00	52	12,962,689	2.4	9.26	94.9	635
95.01 - 100.00	486	59,399,275	10.8	10.27	100.0	655
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	604	125,634,888	22.8	8.61	82.1	641
0.50	6	1,524,913	0.3	9.20	81.8	640
1.00	196	55,125,152	10.0	8.44	81.7	641
2.00	929	236,747,927	43.0	7.94	80.8	643
3.00	604	131,981,704	24.0	8.00	81.2	634
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,255	276,298,533	50.1	7.92	81.0	621
Reduced	559	140,191,885	25.4	8.37	81.9	664
Stated Income / Stated Assets	477	124,991,665	22.7	8.47	81.1	652
No Income / No Assets	48	9,532,502	1.7	8.02	83.8	690
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,211	529,981,426	96.2	8.14	81.3	641
Second Home	10	3,554,651	0.6	8.00	85.8	650
Investor	118	17,478,508	3.2	9.00	80.1	618
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	627	202,339,076	36.7	7.90	81.3	657
Florida	283	57,333,899	10.4	8.30	80.2	634
Washington	103	26,991,746	4.9	8.13	81.9	647
New York	81	25,272,040	4.6	8.28	79.1	648
Arizona	103	23,171,145	4.2	8.14	81.9	618
Nevada	88	22,688,728	4.1	8.11	80.9	623
New Jersey	62	16,582,185	3.0	8.48	80.7	640
Georgia	121	16,470,089	3.0	8.84	84.2	632
Maryland	61	15,409,127	2.8	7.83	79.5	628
Massachusetts	46	12,906,862	2.3	8.50	80.6	618
Virginia	60	11,749,310	2.1	8.07	78.6	610
Illinois	52	10,402,412	1.9	8.54	82.3	633
Oregon	37	9,749,365	1.8	8.44	80.0	646
Michigan	56	8,950,069	1.6	8.75	83.8	629
Pennsylvania	51	7,934,774	1.4	8.30	83.5	615
Other	508	83,063,757	15.1	8.37	82.2	623
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,542	358,340,450	65.0	8.18	82.8	659
Refinance - Rate Term	67	15,049,639	2.7	8.13	80.6	620
Refinance - Cashout	730	177,624,496	32.2	8.14	78.2	602
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	599	160,687,540	29.2	7.92	80.1	640
Arm 2/28 - Balloon 40/30	297	93,410,117	17.0	8.15	80.8	626
Arm 2/28 - Balloon 45/30	231	68,448,669	12.4	7.73	79.1	662
Arm 2/28 - Balloon 50/30	48	18,121,815	3.3	7.70	80.6	659
Arm 2/28 - Dual 40/30	3	615,349	0.1	6.87	78.1	637
Arm 3/27	137	37,225,979	6.8	8.07	84.7	653
Arm 3/27 - Balloon 40/30	101	33,005,081	6.0	8.12	84.8	639
Arm 3/27 - Balloon 45/30	93	23,073,967	4.2	7.63	78.6	653
Arm 3/27 - Balloon 50/30	13	5,113,293	0.9	7.67	81.6	644
Arm 5/25	23	8,892,306	1.6	7.61	78.6	651
Arm 5/25 - Balloon 40/30	6	1,868,806	0.3	7.27	77.1	640
Arm 5/25 - Balloon 45/30	8	2,060,605	0.4	7.30	77.4	684
Fixed Balloon 30/15	254	21,337,726	3.9	11.66	99.5	664
Fixed Balloon 40/30	57	10,225,413	1.9	8.48	80.3	608
Fixed Balloon 45/30	39	8,326,168	1.5	7.91	77.6	612
Fixed Balloon 50/30	4	1,575,308	0.3	7.03	78.7	643
Fixed Rate	426	57,026,442	10.3	8.74	79.9	615
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	1,742	404,586,447	73.4	8.12	81.2	638
PUD	304	74,225,781	13.5	8.19	81.6	633
2 Family	128	33,230,816	6.0	8.40	81.5	660
Condo	131	30,725,245	5.6	8.20	81.9	657
3-4 Family	34	8,246,294	1.5	8.68	81.4	660
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	51	16,212,839	3.6	6.76	79.1	666
4.01 - 4.50	42	14,622,747	3.2	6.88	78.6	650
4.51 - 5.00	86	27,139,156	6.0	7.13	78.9	659
5.01 - 5.50	165	48,714,151	10.8	7.38	80.6	648
5.51 - 6.00	272	80,989,577	17.9	7.78	79.8	640
6.01 - 6.50	314	91,502,432	20.2	7.85	80.0	637
6.51 - 7.00	336	96,819,006	21.4	8.14	81.0	655
7.01 - 7.50	196	53,803,685	11.9	8.84	84.0	625
7.51 - 8.00	76	18,278,497	4.0	9.22	82.0	633
8.01 - 8.50	9	2,259,464	0.5	9.44	80.0	601
8.51 - 9.00	9	1,695,644	0.4	9.78	90.6	627
9.01 - 10.04	3	486,328	0.1	10.43	85.4	582
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	3	407,452	0.1	8.80	90.2	542
4 - 6	10	1,254,151	0.3	7.02	81.0	579
7 - 9	14	2,722,168	0.6	7.21	84.0	574
10 - 12	9	1,960,058	0.4	7.67	75.6	580
13 - 15	12	1,851,667	0.4	8.16	72.5	558
16 - 18	60	14,647,917	3.2	8.21	79.2	611
19 - 21	527	164,164,756	36.3	7.88	79.5	660
22 - 24	545	154,375,865	34.1	7.98	80.8	629
25 - 27	6	1,191,449	0.3	7.91	77.6	568
28 - 30	16	5,007,064	1.1	7.99	81.0	632
31 - 33	147	36,066,173	8.0	7.87	79.4	662
34 - 36	173	56,053,089	12.4	8.03	85.8	642
37 >=	37	12,821,718	2.8	7.51	78.2	655
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
11.25 - 11.50	4	1,425,371	0.3	5.73	83.0	618
11.51 - 12.00	22	7,596,937	1.7	6.18	78.3	632
12.01 - 12.50	39	14,072,202	3.1	6.44	78.1	672
12.51 - 13.00	137	44,406,245	9.8	6.88	78.0	663
13.01 - 13.50	273	80,075,724	17.7	7.33	79.3	662
13.51 - 14.00	404	119,037,382	26.3	7.78	79.4	654
14.01 - 14.50	232	67,000,362	14.8	8.16	81.3	635
14.51 - 15.00	193	53,375,744	11.8	8.52	82.0	636
15.01 - 15.50	107	30,269,211	6.7	9.15	84.3	606
15.51 - 16.00	85	22,232,180	4.9	9.56	86.6	594
16.01 - 16.50	35	7,634,478	1.7	9.90	86.9	579
16.51 - 17.00	19	3,803,212	0.8	10.12	89.9	594
17.01 - 17.50	7	994,337	0.2	10.73	86.5	553
17.51 - 17.99	2	600,143	0.1	11.10	71.5	626
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
4.88 - 5.50	7	1,881,852	0.4	6.58	75.1	617
5.51 - 6.00	25	7,103,132	1.6	6.45	77.4	644
6.01 - 6.50	53	19,310,742	4.3	6.87	78.8	660
6.51 - 7.00	164	51,600,728	11.4	7.02	78.7	657
7.01 - 7.50	286	85,635,704	18.9	7.33	79.4	661
7.51 - 8.00	438	130,027,363	28.7	7.81	79.5	654
8.01 - 8.50	224	63,086,415	13.9	8.26	81.5	632
8.51 - 9.00	151	41,009,929	9.1	8.80	82.1	626
9.01 - 9.50	98	26,450,549	5.8	9.29	84.9	603
9.51 - 10.00	69	18,045,917	4.0	9.73	90.5	598
10.01 - 10.50	27	5,954,350	1.3	10.22	87.8	573
10.51 - 11.00	12	1,977,465	0.4	10.80	85.9	618
11.01 - 11.50	4	358,927	0.1	11.33	86.8	573
11.51 -11.83	1	80,452	0.0	11.83	70.0	509
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3	511,439	0.1	9.23	77.4	610
1.50	20	5,168,144	1.1	8.79	77.2	591
2.00	50	13,856,543	3.1	7.58	79.0	639
3.00	1,486	432,987,402	95.7	7.93	80.8	644
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,510	436,016,437	96.4	7.91	80.7	645
1.50	27	6,591,844	1.5	8.64	78.3	588
2.00	22	9,915,246	2.2	8.20	81.3	626
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,088	455,555,895	82.7	8.31	81.4	634
24	2	948,000	0.2	7.35	84.4	659
60	246	92,986,049	16.9	7.43	80.7	671
120	3	1,524,640	0.3	7.72	83.3	675
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Own It Collateral (Group 2)

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 17.6% of the mortgage loans do not provide for any payments of principal in the first five years following origination.  The final numbers will be found in the prospectus supplement.   Each of the Own It originated Mortgage Loans funded into the deal will current as of the related cutoff date.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	580
Total Outstanding Loan Balance	$150,963,457*	Min	Max
Average Loan Current Balance	$260,282	$23,938	$958,978
Weighted Average Original LTV	78.9%**
Weighted Average Coupon	7.73%	5.50%	13.50%
Arm Weighted Average Coupon	7.65%
Fixed Weighted Average Coupon	8.33%
Weighted Average Margin	6.65%	4.50%	8.75%
Weighted Average FICO (Non-Zero)	661
Weighted Average Age (Months)	4
% First Liens	98.4%
% Second Liens	1.6%
% Arms	87.8%
% Fixed	12.2%
% of Loans with Mortgage Insurance	0.0%

*

Approximately [$152,175,000] of the approximate [$556,119,300] Group 2 collateral will consist of loans originated by Own It.

**

Note, for second liens, CLTV is employed in this calculation.